UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 22, 2012

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see  General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On June 22, 2012, Radian Group Inc. (the “Company”) made available in the Investors section of its website supplemental information regarding the direct structured finance portfolio of Radian Asset Assurance Inc., the Company’s financial guaranty subsidiary (“Radian Asset”), as of June 15, 2012.  The supplemental information consists of: (1) CUSIP/ISIN information (by sector) for those transactions for which such identifiers are publicly available; (2) information detailing the capital structure and underlying reference tranche information for the four CMBS CDOs in Radian Asset’s portfolio; and (3) information detailing the structure and underlying reference entity information for the nine synthetic corporate CDOs in Radian Asset’s portfolio that were internally rated below AAA.

The supplemental information can be accessed from the Company’s website at the following link: http://www.radian.biz/page?name=FinancialReportsFinancialGuaranty.  Although the Company and Radian Asset are under no obligation to update this information, the Company currently expects to disclose this information on a quarterly basis by posting the report on its website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	June 22, 2012	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer